              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Proxy Statement/Prospectus/Notification of Merger constituting part of this Registration Statement on Form S-4 of Talk Visual Corporation of our report dated March 29, 1999 relating to the financial statements of Talk Visual Corporation, which appear in such Joint Proxy Statement/Prospectus/Notification of Merger. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus/Notification of Merger.

                                            MAYER RISPLER & COMPANY, P.C.

Brooklyn, New York
May 27, 1999